CUSIP No. 22658D100

EXHIBIT A

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 24 TO THE SCHEDULE 13D

All of the below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
03/22/2022	Purchase	24,173	$12.20	(1)
03/23/2022	Purchase	29,023	$12.55	(2)
03/24/2022	Purchase	31,441	$12.28	(3)
03/25/2022	Purchase	36,278	$11.84	(4)
03/28/2022	Purchase	24,178	$12.01	(5)
03/29/2022	Purchase	19,347	$12.48	(6)
03/30/2022	Purchase	33,869	$12.88	(7)
03/31/2022	Purchase	38,698	$13.27	(8)
04/01/2022	Purchase	45,000	$13.19	(9)
04/04/2022	Purchase	27,747	$13.44	(10)
04/05/2022	Purchase	23,655	$13.62	(11)
04/06/2022	Purchase	20,123	$13.35	(12)
04/07/2022	Purchase	53,050	$13.49	(13)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
03/22/2022	Purchase	827	$12.20	(1)
03/23/2022	Purchase	977	$12.55	(2)
03/24/2022	Purchase	1,059	$12.28	(3)
03/25/2022	Purchase	1,222	$11.84	(4)
03/28/2022	Purchase	822	$12.01	(5)
03/29/2022	Purchase	653	$12.48	(6)
03/30/2022	Purchase	1,131	$12.88	(7)
03/31/2022	Purchase	1,302	$13.27	(8)
04/04/2022	Purchase	2,253	$13.44	(10)
04/05/2022	Purchase	1,345	$13.62	(11)
04/06/2022	Purchase	4,877	$13.35	(12)
04/07/2022	Purchase	1,950	$13.49	(13)

(1)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $11.81 to $12.48. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $12.03 to $12.98. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $12.11 to $12.71. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $11.64 to $12.28. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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CUSIP No. 22658D100

(5)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $11.89 to $12.22. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $12.38 to $12.58. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $12.44 to $13.14. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.01 to $13.93. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.01 to $13.39. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.21 to $13.95. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.46 to $13.87. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.13 to $13.69. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(13)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.34 to $13.88. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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